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                                                                    EXHIBIT 99.3

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE MIDDLE DISTRICT OF TENNESSEE
                               NASHVILLE DIVISION


IN RE:                                         )
                                               )
AMERICAN HOMEPATIENT, INC.,                    )   CASE NO. 02-08915-GP3-11
      ET. AL.                                  )   JOINTLY ADMINISTERED
                                               )   CHAPTER 11
                  DEBTORS                      )
                                               )

                   SECOND AMENDED JOINT PLAN OF REORGANIZATION
                         PROPOSED BY THE DEBTORS AND THE
                     OFFICIAL UNSECURED CREDITORS COMMITTEE
                            (DATED: JANUARY 2, 2003)

         The Debtors and the Official Unsecured Creditors Committee ("Committee") propose the following First Amended Joint Plan of Reorganization (the "PLAN") pursuant to the United States Bankruptcy Code (the "BANKRUPTCY CODE") for the Debtors and their Estates.

                                SUMMARY OVERVIEW

         THIS PLAN IS A COMPREHENSIVE PROPOSAL BY THE DEBTORS AND THE COMMITTEE THAT PROVIDES FOR THE CONTINUATION OF THE DEBTORS' BUSINESS, PAYMENT IN FULL OF ALL ALLOWED CLAIMS, AND FOR THE RETENTION BY INTEREST HOLDERS OF THEIR OWNERSHIP INTEREST IN THE COMPANY.

                                    ARTICLE I
                                   DEFINITIONS

         Unless the context otherwise requires, the following terms shall have the following meanings when used in initially capitalized form in this Plan. Such meanings shall be equally applicable to both the singular and plural forms of such terms. Any term used in initially capitalized form in this Plan that is not defined herein, but that is defined in the Bankruptcy Code, shall have the meaning assigned to such term in the Bankruptcy Code.

         1.1 ADMINISTRATIVE CLAIM means an administrative expense Claim under ss.503 (a) and (b) of the Bankruptcy Code, including Fee Claims, whenever incurred and irrespective of whether any payment or transfer has been made on behalf of such administrative expense Claim, and the fees payable to the United States Trustee under 28 U.S.C. ss.1930.


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         1.2      AHP COMMON STOCK means all of the issued and outstanding
shares of common stock of American HomePatient, Inc., a Delaware corporation.

         1.3 AHP ENTITIES means the Debtors and their related or affiliated entities.

         1.4 ALLOWED AMOUNT means the amount in lawful currency of the United States of any Allowed Claim, or the number of shares representing any Allowed Interest.

         1.5 ALLOWED CLAIM AND ALLOWED INTEREST means, with reference to any Claim or Interest: (i) a Claim against or Interest in the Debtors, proof of which, if required, was Filed on or before the Bar Date, which is not a Contested Claim or Contested Interest, (ii) if no proof of claim or interest was so Filed, a Claim against or Interest in the Debtors that has been or hereafter is listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent, or (iii) a Claim or Interest allowed hereunder or by Final Order. An Allowed Claim or Allowed Interest does not include any Claim or Interest or portion thereof which is a Disallowed Claim or Disallowed Interest or which has been subsequently withdrawn, disallowed, released or waived by the holder thereof, by this Plan, or pursuant to a Final Order. Unless otherwise specifically provided in this Plan, an Allowed Claim or Allowed Interest shall not include any amount for punitive damages or penalties.

         1.6 AVOIDANCE ACTIONS means any claim or cause of action belonging to the Debtors and arising under the Bankruptcy Code including, but not limited to, ss.ss. 544, 547, 548 and 550.

         1.7 BANKRUPTCY CODE means Title 11 of the United States Code, as amended.

         1.8 BANKRUPTCY COURT means the United States Bankruptcy Court for the Middle District of Tennessee, Nashville Division.

         1.9 BANKRUPTCY RULE means the Federal Rules of Bankruptcy Procedure, as amended.

         1.10 BAR DATE means the deadline by which a Claim must be timely Filed. The Bar Date was October 15, 2002, as to all prepetition Claims, except for claims of governmental entities.

         1.11 BOARD OF DIRECTORS means the board of directors of the applicable Debtor as it exists immediately prior to the Effective Date.

         1.12 BUSINESS DAY means any day, other than a Saturday, Sunday, or legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

         1.13 CAUSES OF ACTION means all claims or causes of action that belong to the Debtors and/or that could have been brought by the Debtors under state or federal law, including the Bankruptcy Code. Such claims and causes of actions include, but are not limited to, any claim or cause of action under a policy of insurance, claims, if any, against former officers and former directors of any of the Debtors, Avoidance Actions under the Bankruptcy Code, all claims and causes of action specifically identified in the Debtors' Schedules, and any other causes of action belonging to the estates of the Debtors.


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         1.14     CHAPTER 11 CASE means the jointly administered bankruptcy
cases Filed by the Debtors pursuant to the provisions of Chapter 11 of the Bankruptcy Code or any single case of a Debtor.

         1.15 CHARTER AMENDMENTS means any amendments to the Certificate of Incorporation and By-laws of the applicable Debtors which may be necessary or useful in effectuating this Plan.

         1.16 CLAIM means: (i) right of payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         1.17     CLAIMANT means a holder of a Claim.

         1.18 CLASS means all of the holders of Claims against or Interests with respect to the Debtors that have been designated as a class in Article III hereof.

         1.19     COMMITTEE means the Official Unsecured Creditors Committee.

         1.20 CONFIRMATION means the entry by the Bankruptcy Court of the Confirmation Order.

         1.21 CONFIRMATION DATE means the date of entry by the Bankruptcy Court of an order confirming the Plan.

         1.22 CONFIRMATION HEARING means the hearing or hearings to be held before the Bankruptcy Court in which the Debtors shall seek Confirmation of this Plan.

         1.23 CONFIRMATION ORDER means the Order confirming this Plan, together with any supplements, amendments, or modifications thereto.

         1.24 CONSUMMATION shall mean that substantially (i) all payments required to be made under the Plan on the Effective Date have been made, and
(ii) the promissory notes due to the Lenders under the Plan shall have been executed by the Debtors and delivered to the Lenders.

         1.25 CONTESTED when used with respect to a Claim or Interest, means a Claim against or Interest in the Debtors that is: (i) listed in the Debtors' Schedules as disputed, contingent, or unliquidated and as to which a proof of claim has been timely Filed; (ii) listed in the Debtors' Schedules as undisputed, liquidated, and not contingent and as to which a proof of Claim or Interest has been Filed with the Bankruptcy Court, to the extent the proof of Claim or Interest amount exceeds the amount provided for in the Debtors' Schedules; or (iii) the subject of an objection which has been or may be timely Filed and which claim has not been disallowed by Final Order. To the


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extent an objection relates to the allowance of only a part of a Claim or
Interest, such a Claim or Interest shall be a Contested Claim or Contested Interest only to the extent of the objection.

         1.26     CREDITOR means holder of a Claim as of the Petition Date.

         1.27 DEBTOR OR DEBTORS means American HomePatient, Inc., a Delaware corporation, American HomePatient, Inc., a Tennessee corporation, Designated Companies, Inc., AHP Finance, Inc., American HomePatient, Inc., American HomePatient of New York, Inc., National Medical Systems, Inc., Sound Medical Equipment, Inc., The National Medical Rentals, Inc., National I.V., Inc., American HomePatient of Arkansas, Inc., American HomePatient of Nevada, Inc., Volunteer Medical Oxygen & Hospital Equipment Co., Allegheny Respiratory Associates, Inc., American HomePatient of Illinois, Inc., American HomePatient of Texas, L.P., AHP, L.P., AHP Home Medical Equipment Partnership of Texas, Colorado Home Medical Equipment Alliance, LLC, Northeast Pennsylvania Alliance, LLC, Northwest Washington Alliance, LLC, AHP Home Care Alliance of Tennessee, AHP Alliance of Columbia, AHP Knoxville Partnership, AHP Home Care Alliance of Gainesville, AHP Home Care Alliance of Virginia, the debtors and debtors-in-possession in these cases. The Debtors may also be referred to collectively as the "Company."

         1.28 DEFICIENCY CLAIM means an Allowed Claim of a Creditor, equal to the amount by which the aggregate Allowed Claims of such Creditor exceed the sum of (a) any set off rights of the Creditor permitted under ss.553 of the Bankruptcy Code, plus (b) the Secured Claim of such Creditor; provided, however, that if the holder of a Secured Claim or the Class of which such Claim is a member makes the election provided in ss.1111(b)(2) of the Bankruptcy Code, there shall be no Deficiency Claim in respect of such Claim.

         1.29 DEFICIENCY CLAIMS PAYMENT CREDITS means an amount equal to all payments received by the Lenders pursuant to that certain Agreed Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection entered by the Bankruptcy Court on October 15, 2002 plus an imputed interest rate on those amounts from the date they were received until the date they are applied to the Lenders' Class 5 Allowed Claims at the Unsecured Claim Interest Rate.

         1.30 DISALLOWED CLAIM OR DISALLOWED INTEREST means a Claim against, or Interest in, the Debtors, or any portion thereof, (i) that has been disallowed by Final Order, (ii) proof of which has been untimely Filed and as to which no Order of allowance has been entered by the Bankruptcy Court, or (iii) listed as disputed, contingent, or unliquidated and as to which no proof of claim or proof of interest has been timely Filed.

         1.31 DISCLOSURE STATEMENT means the Disclosure Statement for this Plan, together with any supplements, amendments, or modifications thereto.

         1.32 EFFECTIVE DATE means (i) the first business day of the first month that is more than thirty (30) days following the date on which the Confirmation Order is entered, or (ii) in the event the Confirmation Order is appealed or a motion to reconsider is filed and a stay of the Confirmation Order has been entered, the thirtieth (30th) day after the entry of a Final Order denying the motion, dismissing such appeal or affirming the Bankruptcy Court's Confirmation Order.


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         1.33     ENTITY includes any individual, partnership, corporation,
estate, trust, governmental unit, person, and the United States Trustee.

         1.34 ESTATES mean the respective bankruptcy estates of the Debtors created by Section 541 of the Bankruptcy Code upon the commencement of their Chapter 11 Cases.

         1.35 ESTIMATED CLAIM means any Contested Claim which is estimated in accordance with ss.502(c) of the Bankruptcy Code for purposes of voting.

         1.36 EXCESS CASH FLOW means the amount of cash in excess of $7,000,000, on a consolidated basis, available to the Reorganized Debtors as of December 31 of each fiscal year ending after the Effective Date of the Plan, after accounting for all the Company's expenditures and expenses during that calendar year, including without limitation a reserve for payment of any Contested Claims. The amount of Excess Cash Flow shall be determined by the Company's auditors. The amount of Excess Cash Flow shall include cash available as a result of the application of the Deficiency Claim Payment Credit.

         1.37 FEE CLAIM means a Claim for fees and expense reimbursements under Sections 330 or 503(b) of the Bankruptcy Code.

         1.38     FILED means filed with the Bankruptcy Court.

         1.39 FINAL ORDER means: (i) an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing, shall then be pending or, (ii) in the event that an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order may be appealed, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the Confirmation Order may be treated as a Final Order at the option of the Debtors if no stay pending appeal has been obtained.

         1.40 GENERAL UNSECURED CLAIMS means all Claims except for Administrative Claims, Priority Claims, Secured Claims, and Class 5, 6 and 7 Claims and any Claims relating to Interests.

         1.41 IMPAIRED means the treatment of an Allowed Claim or Allowed Interest under this Plan unless, with respect to such Claim or Interest, either:
(i) this Plan leaves unaltered the legal, equitable, and contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest, or
(ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after occurrence of a default, the Debtors (A) cure any default that occurred before, on or after the commencement of the Chapter 11 Case other than a default of the kind specified in Section 365(b)(2) of the Bankruptcy Code; (B) reinstate the maturity of such Claim or Interest as such maturity existed before such default; (C) compensate the holder of such Claim or Interest for any damages incurred as

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a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (D) do not otherwise alter the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest.

         1.42 INSURANCE COMPANIES means any company providing insurance coverage of any type to the Debtors.

         1.43 INTEREST means the equity interests in the AHP Common Stock or any options, warrants or rights to purchase or acquire such stock.

         1.44 PLAN means this Plan of Reorganization, as it may be amended or modified from time to time as permitted herein or in accordance with Section 1127 of the Bankruptcy Code.

         1.45 LEGAL RATE means, with respect to a Claim, the interest rate accruing upon judgments as set forth in 28 U.S.C. ss. 1961.

         1.46 LENDERS means Bank of Montreal, as Administrative Agent for a group of participating lenders including Allstate - AIMCO CDO Series 2000-A; Allstate Life Insurance Company; Bank of America, N.A.; Bank of Montreal; Barclays Bank PLC; Bear Stearns & Co., Inc.; Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company; Endeavor LLC; Everest Capital Master Fund L.P.; Fernwood Associates, L.P.; General Electric Capital Corporation; California Public Employees' Retirement System (Highland); Highland Crusader Offshore Partners, L.P. (Highland); ML CBO IV (Cayman)/Protective (Highland); PAM Capital Funding, L.P. (Highland); Pamco Cayman Ltd. (Highland); HCM/Z Special Opportunities LLC a/k/a HZ Special Opportunities, LLC (Highbridge Capital); Long Lane Master Trust IV; Morgan Stanley Prime Income Trust; PPM America Special Investments Funds, LP; Fuqua Family Fund, L.P. (Tennenbaum); Special Value Bond Fund II, LLC (Tennenbaum); Van Kampen VKM Prime Rate Income Trust; Van Kampen Senior Income Trust.

         1.47 LENDERS' COLLATERAL VALUE means the fair market value of the assets securing the Lenders' Claims which for purposes of the Plan will be $250,000,000 or such other value as is determined by the Bankruptcy Court at the Confirmation Hearing.

         1.48 LIEN means all valid and enforceable liens, security interests, claims and encumbrances against any property of the Debtors' estates which are permitted by, or not avoided pursuant to the Bankruptcy Code.

         1.49 LITIGATION means (i) all Causes of Action; (ii) all Avoidance Actions; and (iii) any and all policies of insurance or indemnity agreements related to any litigation, and all rights and remedies of these estates under all policies of insurance or indemnity agreements related to such litigation.

         1.50     ORDER means an order or judgment of the Bankruptcy Court.


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         1.51     OTHER PRIORITY CLAIMS means and includes all Priority Claims except Administrative Claims and Priority Tax Claims.

         1.52     PETITION DATE means July 31, 2002.

         1.53 PLAN DOCUMENTS means this Plan, the Disclosure Statement, and any and all other documents necessary to effectuate this Plan, and all exhibits and attachments to any of the foregoing.

         1.54     PRIORITY CLAIM means all Claims entitled to priority under
Section 507(a)(2)-(a)(7) and (a)(9) of the Bankruptcy Code.

         1.55 PRIORITY TAX CLAIM means all Claims for Taxes entitled to priority under section 507(a)(8) of the Bankruptcy Code, and shall include all Tax Claims secured by assets of the Estates.

         1.56 PRO RATA means a proportionate share and, with reference to any distribution on account of an Allowed Claim or Allowed Interest, the proportion that an Allowed Claim or Allowed Interest in a particular Class bears, respectively, to the aggregate amount of all Claims or Interests in such Class, including Contested Claims or Contested Interests which are not Disallowed Claims or Disallowed Interests as of the date of such calculation.

         1.57 PRO RATA PAYMENT means payments of all or a portion of the Company's Excess Cash Flow for the prior fiscal year, which payments shall be due to Class 5 and Class 8 Claimants on March 31, 2004 and March 31, 2005. The portion of each such payment due to the Class 5 and Class 8 Claimants shall equal the proportion that the Allowed Claims in each of these two Classes bears, respectively, to the aggregate amount of all Claims in both Classes 5 and 8, including Contested Claims which are not Disallowed Claims as of the date of such calculation.

         1.58 RECORD HOLDER means an equity security holder or creditor whose claim is based on a security of record and who is the holder of record of the security on the date the Order approving the Disclosure Statement is entered or on another date fixed by the Bankruptcy Court, for cause, after notice and a hearing.

         1.59 REORGANIZED DEBTORS means the Debtors as reorganized on the Effective Date under this Plan and thereafter.

         1.60 RETAINED ASSETS means all property of the Estates of the Debtors.

         1.61 SCHEDULES means those schedules and statements of financial affairs Filed by the applicable Debtor under Bankruptcy Rule 1007, as same may be amended from time to time.

         1.62 SECURED means an Allowed Claim that is secured by a lien on or security interest in property in which any of the Estates has an interest, or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of a Claimant's interest in such Estate's interest in such property, or to the extent of the amount subject to setoff, as the case may be.


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         1.63     SECURED CLAIM INTEREST RATE means that fixed rate of interest equal to the 6 year U.S. Treasury Bill as determined as of the Confirmation Hearing plus 350 basis points or such other rate as determined by the Bankruptcy Court at the Confirmation Hearing as necessary to provide the holders of Allowed Secured Claims with the present value of their collateral.

         1.64 TAXES means and includes all federal state, county and local income, ad valorem, excise, stamp and other taxes of any type or nature whatsoever.

         1.65 TAX CLAIMS means any and all Secured or Priority Claims for the payment of any Taxes (a) accorded a priority pursuant to ss.507(a)(8) of the Bankruptcy Code (but excluding all Claims for post-petition interest and pre-petition and post-petition penalties, all of which interest and penalties, pre-confirmation and post-confirmation, shall be (i) deemed disallowed and (ii) fully discharged on the Confirmation Date), or (b) secured by valid Liens on assets of any Debtor existing on the Confirmation Date (but excluding all Claims for post-petition interest and pre-petition and post-petition penalties, all of which interest and penalties shall be (i) deemed disallowed and (ii) discharged on the Confirmation Date). Additionally, all Liens securing Tax Claims shall be deemed and legally treated as released, voided and discharged on the Confirmation Date.

         1.66 UNSECURED CLAIM means any Claim that is not an Administrative Claim, a Priority Claim, a Priority Tax Claim, or a Secured Claim, including but not limited to: (a) Claims under executory contracts and unexpired leases that have heretofore been rejected, that are rejected under this Plan or that may be rejected prior to the Confirmation Date (but not including administrative Claims arising from an executory contract or unexpired lease which has heretofore been rejected); (b) Claims for unpaid wages or benefits (including claims for vacation, sick and holiday pay) to the extent not entitled to be Priority Claims as provided herein; and (c) any other obligations, liabilities, damages or any other Claim held against any of the Debtors of every type and nature whatsoever incurred on or before the date of filing of this Chapter 11 Case.

         1.67 UNSECURED CLAIM INTEREST RATE means that fixed rate of interest equal to the 3 year U.S. Treasury Bill as determined as of the Confirmation Hearing plus 350 basis points or such other rate as determined by the Bankruptcy Court at the Confirmation Hearing as necessary to provide the holders of Allowed Unsecured Claims with the present value of their Allowed Claim.

                                   ARTICLE II
                       TREATMENT OF NON-CLASSIFIED CLAIMS

         Administrative Claims and Priority Tax Claims are not classified under section 1123(a)(1) of the Bankruptcy Code for purposes of voting or receiving distributions under the Plan.

         2.1      ADMINISTRATIVE CLAIMS.

                  (a) GENERAL ALLOWED ADMINISTRATIVE CLAIMS. Each holder of an Administrative Claim, except as otherwise set forth in sections (b), (c), and
(d) of this section 2.1 of the Plan shall receive either: (i) with respect to Administrative Claims which are Allowed Claims on the Effective Date, the amount of such holder's Allowed Claim in cash on the Effective Date; (ii) with respect to


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Administrative Claims which become Allowed Claims after the Effective Date, the amount of such holder's Allowed Claim in one cash payment as soon as practicable after such claim becomes an Allowed Administrative Claim; or (iii) such other treatment agreed upon by the Debtors and such holder; provided, however, that any such Administrative Claim representing a liability incurred in the ordinary course of business by any of the Debtors shall be paid in accordance with the terms and conditions of the particular transaction giving rise to such liability and any agreements relating thereto. Any person or Entity that asserts an Administrative Claim that is not paid on the Effective Date shall be required to File with the Bankruptcy Court an application for payment of such asserted Administrative Claim and to serve notice thereof on all parties entitled to such notice. Any such Claims must be filed within 90 days from the Effective Date. The failure to file timely the application as required under this section 2.1(a) of the Plan shall result in the Claim being forever barred and discharged. An Administrative Claim with respect to which an application has been properly Filed pursuant to this Section 2.1(a) of this Plan and to which no objection has been filed or an objection has been filed but overruled by the Bankruptcy Court, shall become an Allowed Administrative Claim to the extent such Claim is allowed by Final Order.

                  (b) FEE CLAIMS OF PROFESSIONALS. Each professional person whose retention with respect to this Chapter 11 Case has been approved by the Bankruptcy Court or who holds or asserts an Administrative Claim that is a Fee Claim shall be required to file with the Bankruptcy Court a final fee application within ninety (90) days after the Effective Date and to serve notice thereof on all parties entitled to such notice pursuant to applicable Bankruptcy Rules and in accordance with any orders entered in this Chapter 11 Case regarding the compensation of professionals. Payment of Court-approved compensation shall be made promptly after the Order approving such compensation becomes a Final Order. The Reorganized Debtors will not have any obligation for any Fee Claim that is disallowed or not approved by the Bankruptcy Court.

                  (c) ADMINISTRATIVE TAX CLAIMS. Each holder of an Administrative Claim for Taxes for which Debtors are responsible and any other Taxes of the Debtors payable pursuant to Section 507(a)(1) of the Bankruptcy Code shall be paid the Allowed Amount of such holder's Claim in cash, in full, on the latest of: (i) the Effective Date, (ii) if Contested or unknown to the applicable Debtor, the date such Claim is Allowed by Final Order, or (iii) the date such payment is due under applicable law. Any person or Entity that asserts an Administrative Claim for Taxes that is not paid on the Effective Date shall be required to File with the Bankruptcy Court an application for payment of such asserted Administrative Claim and to serve notice thereof on all parties entitled to such notice. Any such Claims must be filed within ninety (90) days from the Effective Date. The failure to file timely the application as required under this section 2.1(c) of the Plan shall result in the Claim being forever barred and discharged. An Administrative Claim for Taxes with respect to which an application has been properly Filed pursuant to this Section 2.1(c) of this Plan and to which no objection has been filed or an objection has been filed but overruled by the Bankruptcy Court, shall become an Allowed Administrative Claim to the extent such Claim is allowed by Final Order.

                  (d) PAYMENT OF FEES TO U.S. TRUSTEE. All fees payable under 28 U.S.C.ss. 1930 shall be paid in cash in full when due.


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         2.2      PRIORITY TAX CLAIMS. Each Allowed Secured or Priority Tax
Claim shall be paid the Allowed Amount of such Claim in cash, in full, in accordance with the provisions of section 1129(a) of the Bankruptcy Code. If any Allowed Tax Claim is not paid in cash in full on the latest of (i) the Effective Date; (ii) the date a Contested Tax Claim is allowed in whole or in part by Final Order, or (iii) the date such payment is due under applicable law, then the unpaid portion of such Allowed Tax Claims shall bear interest from the Effective Date until the date of payment at the Legal Rate; provided, however, that no Allowed Secured or Priority Tax Claim shall include any Claims for post-petition interest or for pre-petition and post-petition penalties, all of which interest and penalties, pre-confirmation and post-confirmation, shall be
(i) deemed disallowed and (ii) fully discharged on the Confirmation Date. Each Contested Priority Tax Claim shall become an Allowed Priority Tax Claim only upon entry of, and only to the extent such claim is allowed by, a Final Order.

                                   ARTICLE III
                             DESIGNATION OF CLASSES
                             OF CLAIMS AND INTERESTS

         Pursuant to Section 1123 of the Bankruptcy Code, the Debtors designate the following Classes of Claims and Interests.

         3.1 CLASS 1 -- OTHER PRIORITY CLAIMS. Class 1 consists of all Allowed Other Priority Claims against the Debtors less any payments received by the holder of such Claim after the Petition Date.

         3.2 CLASS 2 -- SECURED CLAIMS OF LENDERS. Class 2 consists of the Allowed Secured Claims of the Lenders against the Debtors. The Lenders assert a lien on substantially all of the Debtors' assets.

         3.3 CLASS 3 -- SECURED TAX CLAIMS. Class 3 consists of all Allowed Secured Claims of any states and/or relevant municipalities and governmental entities for sales or property taxes that are secured by valid liens on property of the Debtors.

         3.4 CLASS 4 -- OTHER SECURED CLAIMS. Class 4 consists of separate subclasses for any Allowed Secured Claim against any of the Debtors other than Class 2 and 3 Secured Claims. Each subclass shall be treated as a separate class. The designation of a subclass does not constitute an acknowledgement that that party holds an Allowed Secured Claim but merely that that party has filed a proof of claim against the Debtors.

                  Class 4A:      The Gem Clip Group
                  Class 4B:      Canaanwill, Inc.
                  Class 4C:      Roger L. Schofield and Lylan T. Schofield
                  Class 4D:      NEC Financial Services
                  Class 4E:      Apex & Robert E. Lee Moving & Storage Co., Inc.
                  Class 4F:      Security Business Records Management, Inc.
                  Class 4G:      The Message Connection
                  Class 4H:      J.H.M., Inc.


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         3.5      CLASS 5 -- UNSECURED CLAIMS OF LENDERS. Class 5 consists of all Allowed Unsecured Claims of the Lenders against the Debtors.

         3.6 CLASS 6 -- CLAIM OF THE UNITED STATES DEPARTMENT OF JUSTICE. Various of the Debtors entered into a Settlement Agreement with the Department of Justice in June 2001. There remain approximately $4 million in principal payments, plus interest, owing under the Settlement Agreement. Class 6 consists of all Claims of the United States Department of Justice under the June 2001 Settlement Agreement.

         3.7 CLASS 7 -- ADMINISTRATIVE CONVENIENCE. This Class consists of all Allowed Unsecured Claims of $10,000 or less against the Debtors and the Allowed Claim of any other Unsecured Claim holder electing treatment as a Class 7 Claimant by reducing its claim to $10,000 and waiving that portion of its Claim in excess of $10,000.

         3.8 CLASS 8 -- GENERAL UNSECURED CLAIMS. This Class consists of all Allowed Unsecured Claims against any of the Debtors, other than those in Classes 5, 6 and 7.

         3.9 CLASS 9 -- RECORD HOLDERS OF INTERESTS IN AHP COMMON STOCK. This Class consists of (i) the Record Holders of Interests in AHP Common Stock and (ii) pursuant to ss.510(b) of the Bankruptcy Code, holders of Claims arising from rescission of a purchase or sale of a security of any of the Debtors or of any affiliate of any of the Debtors, or Claims for damages allegedly arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under ss.502 of the Bankruptcy Code on account of such a Claim.

                                   ARTICLE IV
                           PROVISIONS FOR SATISFACTION
                       OF CLASSIFIED CLAIMS AND INTERESTS

         The Claims and Interests as classified in Article III hereof shall be satisfied in the manner set forth in this Article IV. The treatment of, and the consideration to be received by Entities holding Allowed Claims against and/or Allowed Interests in any of the Debtors pursuant to this Plan shall be in full settlement, release, and discharge of their respective Allowed Claims against and Allowed Interests in all of the Debtors, but shall not affect the liability of any other Entity on such Claim or Interest.

         4.1 CLASS 1 -- OTHER PRIORITY CLAIMS. Each person or Entity holding a Class 1 Claim shall be paid the Allowed Amount of such Claim in cash, in full, on the latest of: (i) the Effective Date, (ii) the date such Claim is allowed in whole or in part by Final Order, or (iii) the date such payment is due under applicable law. Each Contested Priority Claim shall become an Allowed Priority Claim only upon entry of, and only to the extent such claim is allowed by, a Final Order. If any Allowed Priority Claims are not paid in cash in full on the latest of (i) the Effective Date; (ii) the date the Claim is allowed in whole or in part by Final Order, or (iii) the date such payment is due under applicable law, then the unpaid portion of such Allowed Priority Claims shall bear interest from the Effective Date until the date of payment at the Legal Rate.

         4.2 CLASS 2 -- SECURED CLAIMS OF LENDERS. The Class 2 Claims shall be satisfied by the Debtors' execution of a promissory note in a principal amount equal to the Lenders' Collateral Value. Such note shall be substantially in the form attached as Exhibit 1 to the Plan. The note shall bear interest from the Effective Date at the Secured Claim Interest Rate; shall provide for monthly payments of interest in arrears; and shall be due and payable in full on the sixth anniversary of the Effective Date. The note shall also require principal payments as follows: (i) beginning in fiscal year 2004, principal payments equal to one-third of the Excess Cash Flow during that fiscal year; and (ii) after the Class 5 and Class 8 Claimants are paid in full, payments equal to all of the Excess Cash Flow during each fiscal year. The note may be prepaid in whole or in part at any time without penalty. The amount of each year's Excess Cash Flow payment shall be paid in full by no later than March 31 of the following year, provided that an estimated prepayment of Excess Cash Flow shall be made on September 30, 2004 and September 30 of each year thereafter. The amount of this estimated payment shall be equal to one-half of the amount of anticipated Excess Cash Flow for the fiscal year as determined by the Company in good faith after taking into account all of the Reorganized Debtors' cash on hand and anticipated cash needs during the remainder of the fiscal year. As security for payment of the note, the Class 2 Claimants shall retain all Liens held as of the Petition Date, without the need for the execution of any new financing statements or security agreements. All payments due to the Class 2 Claimants shall be paid to Bank of Montreal, as Administrative Agent.

         4.3 CLASS 3 -- SECURED TAX CLAIMS. The holders of Class 3 Claims shall retain their Liens to secure payment of their Allowed Secured Tax Claims. Class 3 Claims shall be paid in full in cash on the later of (i) the date that is 90 days after the Effective Date or (ii) the date such Claim is Allowed by Final Order.

         4.4 CLASS 4 -- OTHER SECURED CLAIMS. Except to the extent that a Class 4 Claimant may otherwise agree, each holder of an Allowed Secured Class 4 Claim shall be fully satisfied, at the Debtors' option, by one of the following:

                           (A) NOTE OPTION: Each holder of a Class 4 Claim shall retain all Liens securing such Claim until such Claim is fully paid or until such holder otherwise agrees. The terms and provisions relating to such Liens shall be set forth in appropriate documents agreed to between the parties, or, in the event of disagreement, as directed by the Bankruptcy Court. The Debtors shall execute a note payable to the Class 4 Claimant and deliver it to the holder of such Claim, along with an appropriate mortgage and/or security agreement, no later than the tenth (10th) Business Day after the later of the Effective Date or the date that such Claim becomes an Allowed Claim. The initial principal amount of each Class 4 Claim shall be equal to the lesser of (i) the amount which the Bankruptcy Court shall determine is equal to the value of the assets securing such Claim or (ii) the amount of the Class 4 Claim. To the extent that any Creditor has a Deficiency Claim in addition to its Class 4 Claim, the Deficiency Claim shall be treated under this Plan as an Unsecured Claim against the Debtors.

                           (B) UNIMPAIRMENT OPTION: At the option of the Debtors, any Class 4 Claim may be deemed unimpaired. If such election is to be made, it must be made on or before the Effective Date. Any arrearage or other amounts owed as of the Effective Date (and any other payments which may at such date be required to make each such Claim unimpaired) shall be paid in cash, in full, on or before the forty-fifth (45th) Business Day after the Effective Date or as shall otherwise be agreed to in writing by the holder of such Claim, and all other defaults with respect to such Claim required to be cured by
                  Section 1124(2) of the Bankruptcy Code shall be cured on or prior to the forty-fifth (45th) Business Day after the Effective Date or as shall otherwise be agreed to in writing by the holder of such Claim, and from and after the date of such cure any previously accelerated indebtedness shall be reinstated and any default rate of interest shall no longer apply, but shall be deemed waived (not forgiven). Each Class 4 Claimant whose Claim is unimpaired pursuant to the terms hereof shall retain such Lien as such Creditor held prior to the Petition Date. After the reinstatement of its Class 4 Claim, each Class 4 Creditor will receive payments in accordance with the instruments governing such Claim or as such Creditor may otherwise in writing agree. Furthermore, after such unimpairment, each Class 4 Creditor will be entitled to exercise all rights, privileges, and remedies available to it under the instruments governing its Class 4 Claim in accordance with the terms for such instruments, without need for any application to or order of the Bankruptcy Court.

                           (C) CASH OPTION: The Debtors may also elect, at any time on or before the Effective Date, to pay a Class 4 Secured Claim in full, in cash, on or promptly after the Effective Date.

                           (D) ABANDONMENT OPTION: The Debtors may also elect, at any time on or before the Effective Date, to fully satisfy a Class 4 Claim by abandoning the collateral securing such Claim to the holder of such Claim.

                           (E) RELEASE OF LIEN: Upon the satisfaction of any note given to any holder of a Class 4 Secured Claim pursuant to any of the methods provided for in this Plan, the holder of such Class 4 Secured Claim shall execute all instruments and documents necessary to release its Lien securing such Claim or note.

         4.5 CLASS 5 - UNSECURED CLAIMS OF LENDERS. Each Allowed Unsecured Claim in this Class shall be paid in full; shall bear interest from the Effective Date at the Unsecured Claim Interest Rate and shall be paid in six, equal semi-annual installments due on June 30 and December 31, provided however that the holders of the Class 5 Claims will also receive a Pro Rata Payment on March 31, 2004 and on March 31, 2005. The amount of each Pro Rata Payment received by the holders of the Class 5 Claim shall reduce and be a credit against any mandatory installment payments coming due after receipt of each Pro Rata Payment. The Pro Rata Payments due on March 31, 2004 for the preceding year shall be equal to all of the Excess Cash Flow. Any Pro Rata Payment due on March 31, 2005 shall be equal to two-thirds of the Excess Cash Flow. Additionally, an estimated prepayment of the Pro Rata Payment shall be made on September 30, 2003 and September 30, 2004.

The amount of this estimated payment shall be equal to one-half of the amount of the anticipated Pro Rata Payment for the fiscal year as determined by the Company in good faith after taking into account all of the Reorganized Debtors' cash on hand and anticipated cash needs during the remainder of the fiscal year. Further, the amounts due the Class 5 Claimants may be prepaid in whole or in part at any time without penalty, provided however that any prepayment must be made on a Pro Rata basis with the Class 8 Claimants, and any partial prepayments made shall reduce and be a credit against any mandatory payments coming due after the time of the prepayment. All payments due to the Class 5 Claimants shall be paid to Bank of Montreal, as Administrative Agent. The Deficiency Claim Payment Credits shall be applied as a credit against any payments due Allowed Claimants under this section until the Deficiency Claim Payment Credits have been reduced to zero.

         4.6 CLASS 6 -- CLAIM OF THE UNITED STATES DEPARTMENT OF JUSTICE. The obligated Debtor or Debtors will on the Effective Date pay any past due payments provided for in the Settlement Agreement, shall after the Effective Date make all such payments due under the Settlement Agreement when and as due, and shall leave unaltered the contractual rights of the United States under the Settlement Agreement.

         4.7 CLASS 7 -- ADMINISTRATIVE CONVENIENCE. Each holder of an Allowed Class 7 Claim will be paid in full in cash on the Effective Date of the Plan up to a maximum of $10,000. Any person or Entity having a Contested Class 7 Claim shall be entitled to payment only after that Claim becomes an Allowed Claim pursuant to a Final Order. Any holder of an Allowed Unsecured Claim in excess of $10,000 may elect to reduce its Claim to $10,000 and be treated as a Class 7 Claim by so indicating on its Ballot.

         4.8 CLASS 8 -- GENERAL UNSECURED CLAIMS. Each Allowed Unsecured Claim in this Class shall be paid in full; shall bear interest from the Effective Date at the Unsecured Claim Interest Rate and shall be paid in six, equal semi-annual installments due on June 30 and December 31, provided however that the holders of the Class 8 Claims shall also receive a Pro Rata Payment on March 31, 2004 and on March 31, 2005 until the Class 8 Claims are paid in full. The amount of each Pro Rata Payment received by the holders of Class 8 Claims shall reduce and be a credit against any mandatory installment payments coming due after receipt of each Pro Rata Payment. The Pro Rata Payments due on March 31, 2004 for the preceding year shall be equal to all of the Excess Cash Flow. Any Pro Rata Payment due on March 31, 2005 shall be equal to two-thirds of the Excess Cash Flow. Additionally, an estimated prepayment of the Pro Rata Payment shall be made on September 30, 2003 and September 30, 2004. The amount of this estimated payment shall be equal to one-half of the amount of the anticipated Pro Rata Payment for the fiscal year as determined by the Company in good faith after taking into account all of the Reorganized Debtors' cash on hand and anticipated cash needs during the remainder of the fiscal year. Of the total amount of any Pro Rata Payment due to all Class 8 Claimants, the amount due to each person or Entity holding an Allowed Class 8 Claim shall equal the proportion that Allowed Claim bears, respectively, to the aggregate amount of all Claims in Class 8, including Contested Claims which are not Disallowed Claims as of the date of such calculation. The amount of each Pro Rata Payment received by holders of Allowed Class 8 Claims shall reduce and be a credit against any mandatory payments coming due after receipt of each Pro Rata Payment. Further, the amount due the Class 8 Claimants may be prepaid in whole or in part at any time without penalty, provided however that any prepayment must be made on a Pro

Rata basis with the Class 5 Claimants, and any partial prepayments made shall reduce and be a credit against any mandatory payments coming due after the time of the prepayment. Any person or Entity having a Contested Class 8 Claim shall be entitled to payment only after that Claim becomes an Allowed Claim pursuant to a Final Order. Upon entry of a Final Order creating an Allowed Claim from a Contested Claim, the holder of the Allowed Claim shall be paid promptly the total amount of installment payments that would have been due on that Claim if it had been Allowed as of the Effective Date.

         4.9 CLASS 9 -- RECORD HOLDERS OF INTERESTS IN AHP COMMON STOCK. The Record Holders of Interests in AHP Common Stock shall retain their Interests.

                                    ARTICLE V
                      DESIGNATION OF THE CLASSES OF CLAIMS
                            IMPAIRED UNDER THIS PLAN

         5.1 IMPAIRED CLASSES. For purposes of Plan solicitation, Classes 1 through 5 and 7 and 8 are Impaired and are, therefore, entitled to cast ballots on this Plan.

         5.2 UNIMPAIRED CLASSES. For purposes of Plan solicitation, Classes 6 and 9 are not Impaired and are, therefore, not entitled to cast ballots on this Plan.

                                   ARTICLE VI
                            SUBSTANTIVE CONSOLIDATION

         The Confirmation of the Plan shall effect the substantive consolidation of the Debtors as follows:

         (A) The assets of the Debtors shall be treated as a single consolidated estate;

         (B) A Claim against any one of the Debtors shall be treated as a Claim against the consolidated estate;

         (C) All intercompany claims between and among the Debtors are eliminated for purposes of this Plan so that such claims shall not be classified, will not vote and will not receive any distribution under this Plan;

         (D) All claims filed by the same Creditor against more than one Debtor are eliminated to the extent that such claims are duplicate claims;

         (E) The separate corporate structures of the Debtors shall continue.

                                   ARTICLE VII
                      MEANS FOR IMPLEMENTATION OF THE PLAN

         7.1 PAYMENTS DUE UNDER THE PLAN. The Debtors' operations will produce sufficient cash flow to make all payments due on the Effective Date and under the Plan, except for the final payment due the Class 2 Claimants on the sixth anniversary of the Effective Date of the Plan. By that time, the debt due to the Class 2 Claimants is projected to be dramatically reduced, and the Debtors will be able to refinance that debt and/or raise equity to pay this balance on or before its due date.

         7.2 AMENDMENTS TO ARTICLES AND BYLAWS. The Reorganized Debtors' Certificates of Incorporation and Bylaws shall be amended as necessary to satisfy any provisions of this Plan and Section 1123(a)(6) of the Bankruptcy Code. All amendments to the Certificates of Incorporation of Reorganized Debtors contemplated by this Plan shall be filed with the appropriate filing offices on the Effective Date or as soon thereafter as is reasonably practicable and shall become effective on the date so filed. On or after the Effective Date, the Reorganized Debtors' Articles of Incorporation and Bylaws may be amended and supplemented to include some or all of the following:

         (A) Increase or decrease the number of authorized shares as necessary to effect the requirements of the Plan;

         (B)      Alter the number of directors on the Board of Directors;

         (C) The entry of the Confirmation Order will be deemed to meet all necessary shareholder approval requirements under any applicable provisions of Delaware law necessary to take the corporate actions set forth in the Plan.

         (D) The inclusion of a provision prohibiting the issuance of nonvoting equity securities.

         7.3 OFFICERS AND DIRECTORS. The executive officers of American HomePatient, Inc., a Delaware corporation, will be Joseph Furlong, Chief Executive Officer; Thomas Mills, Chief Operating Officer; and Marilyn O'Hara, Chief Financial Officer. The initial Directors of that entity will be Joseph Furlong, Donald Millard and Henry Blackstock. These officers and directors reserve the right to decline to remain with the Reorganized Debtors, subject to any officer's obligations under valid contracts of employment with the Debtors.

         7.4 CAUSES OF ACTION. The Reorganized Debtors will be responsible for evaluating, funding and pursuing any or none of the Litigation based on their reasonable business judgment for the benefit of the Reorganized Debtors. However, the Reorganized Debtors shall only be liable to fund such amounts as the Reorganized Debtors, in their sole and absolute discretion, shall deem appropriate and reasonable.

         7.5 AUTHORITY FOR SETTLEMENT OF CAUSES OF ACTION. After the Effective Date, the Reorganized Debtors shall, in their sole and absolute discretion, be authorized to compromise and settle any of the Litigation, without Court approval or notice to any party, at any time, and for any consideration that the Reorganized Debtors believe to be in their best interest (and not necessarily in the best interest of the Creditors) including, inter alia, the right to permit the Reorganized Debtors to accept zero-cash or non-cash benefits.

         7.6 RETENTION OF THE DEBTORS' PROPERTY. On the Effective Date, all property of the Debtors shall vest in the Reorganized Debtors, free and clear of all Liens, claims and encumbrances except for those Liens created or preserved as provided in the treatment of creditors under this Plan.

                                  ARTICLE VIII
                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

         8.1 GENERAL ASSUMPTION OF EXECUTORY CONTRACTS. The Debtors have previously assumed various executory contracts. All executory contracts with the Debtors that have not, as of ten (10) days following the Effective Date, been specifically rejected shall be deemed contracts that the Debtors intend to assume, provided the Debtors agree to pay any Allowed cure Claim. Any party to an executory contract that is assumed pursuant to this provision that asserts that Debtors have defaulted under that contract shall be required to File with the Bankruptcy Court a Claim identifying the amount allegedly due to cure any such defaults in accordance with section 365(b)(1)(A) of the Bankruptcy Code. Any such Claims must be Filed within 90 days from the Effective Date. The failure to File timely the application as required under this section of the Plan shall result in the Claim being forever barred and discharged, and the related executory contract shall be deemed assumed as of the Effective Date. All Claims asserted pursuant to this section of the Plan to which no objection is Filed or to which an objection is Filed but overruled by a Final Order of the Bankruptcy Court shall become an Allowed Administrative Claim and the related executory contract shall be assumed as of the date of the payment of the Claim. Notwithstanding anything in this section to the contrary, the Reorganized Debtors may reject any executory contract in the event the Reorganized Debtors determine that any Allowed cure Claim renders assumption of that contract not in the best interests of the Reorganized Debtors, in which event, the contract shall be rejected, and the holder of the contract shall be entitled to file a Class 8 Claim for damages arising from the rejection.

         8.2 SPECIFIC ASSUMPTION OF CONTRACTS. The Debtors have previously assumed certain historical incentive bonus plans with respect to certain of the Debtors' management and non-management employees. Upon confirmation of the Plan, the Debtors' also assume and agree to fully perform all pre-petition agreements with the Debtors' thirteen (13) senior management personnel and all provider agreements.

         8.3 REJECTION OF EXECUTORY CONTRACTS. The Debtors have previously rejected various executory contracts. The Debtors shall additionally reject as of the Effective Date those executory contracts set forth in a document to be Filed with the Bankruptcy Court within ten (10) days after the Effective Date and under the provisions authorized in section 8.1 above.

         8.4 CLAIMS FOR DAMAGES. Each person who is a party to an executory contract rejected pursuant to this Article shall be entitled to File, not later than thirty (30) days after the date on which the contract is rejected, a Claim for damages alleged to arise from the rejection of the executory contract to which such person is a party. Any such Claims that ultimately become Allowed Claims shall be treated as Class 8 General Unsecured Claims.

                                   ARTICLE IX
                          PROVISIONS FOR THE DISCHARGE,
                      SETTLEMENT, AND ADJUSTMENT OF CLAIMS

         9.1 NO DISTRIBUTIONS PENDING ALLOWANCE OR ESTIMATION OF CLAIMS. No payments or distributions shall be made with respect to all or any portion of a Contested Claim unless and until such Claim becomes an Allowed Claim, or Allowed Interest, as determined by Final Order.

         9.2 RESERVE FOR CERTAIN DISTRIBUTIONS. The Reorganized Debtors shall reserve funds adequate to properly treat Contested Claims pending the resolution of any objection to such Claim.

         9.3 UNCLAIMED PROPERTY. Any distribution or payment to a Creditor shall be sent by first class mail to the Creditor's address indicated on the proof of claim filed by that Creditor in the Chapter 11 Case or, if no proof of claim has been filed, to that Creditor's most recent address indicated on the Debtor's Schedules or known to the Reorganized Debtors. If a Creditor holds an Allowed Claim by virtue of a transfer of such Claim pursuant to Bankruptcy Rule 3001, then distributions to the holder of such Claim shall be sent to the address set forth in evidence of the transfer filed with the Bankruptcy Court. If any distribution remains unclaimed for a period of ninety (90) days after it is sent by Debtor, then the Creditor to whom such distribution was sent will be deemed to have forfeited the distribution, and such Claim shall no longer be deemed to be Allowed, but rather, such Claim shall be deemed disallowed and expunged for all purposes, and such person or Entity shall be deemed to have no further Claim in respect of such distribution and shall not participate in any further distributions under this Plan.

         9.4 PRECLUDED DISTRIBUTIONS. No distribution shall be made in violation of Bankruptcy Code ss. 502(d) (to an entity or transferee liable for recoverable property for an avoidable transfer). The Reorganized Debtors shall notify each affected Creditor of any contention that Bankruptcy Code ss. 502(d) prohibits any distribution to such Creditor. If such notice is given, the Claim held by such Creditor will be treated as a Contested Claim hereunder.

         9.5 TREATMENT OF CONTINGENT OR UNLIQUIDATED CLAIMS. Until such time as a contingent Claim becomes fixed and Allowed, such Claim shall be treated as a Contested Claim for purposes related to voting, allowance, and distributions under this Plan. The Bankruptcy Court, upon request by the Debtors or, after the Effective Date, by the Reorganized Debtors, shall in a summary proceeding for each such contingent Claim or unliquidated Claim, by estimation determine the allowability of each such contingent or unliquidated Claim for purposes of voting on this Plan.

         9.6 PAYMENT DATES. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the next Business Day.

                                    ARTICLE X
                                   LITIGATION

         10.1 RESERVATION OF CLAIMS AND CAUSES OF ACTION. Any and all claims, causes of action, cross claims or counterclaims held or assertable by the Debtors, including but not limited to: (i) the Causes of Action; (ii) any claim or cause of action against any officers or directors whether or not covered under a directors and officers policy of liability insurance or otherwise; (iii) any claim or cause of action arising from any payment made to any person or entity during the pendency of these cases, including a claim or cause of action for the disgorgement of the payment of Administrative Claims;
(iv) the Avoidance Actions; and (v) any and all claims, causes of action, counterclaims, demands, and controversies against third parties on account of costs, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, and executions of any nature, type, or description which the Debtors have or may come to have, including, but not limited to, negligence, gross negligence, usury, fraud, deceit, misrepresentation, conspiracy, unconscionability, duress, economic duress, defamation, control, interference with contractual and business relationships, conflicts of interest, misuse of insider information, concealment, disclosure, secrecy, misuse of collateral, wrongful release of collateral, failure to inspect, environmental due diligence, negligent loan processing and administration, wrongful setoff, violations of statutes and regulations of governmental entities, instrumentalities and agencies (both civil and criminal), racketeering activities, securities and antitrust laws violations, tying arrangements, deceptive trade practices, breach or abuse of fiduciary duty, breach of any alleged special relationship, course of conduct or dealing, obligation of fair dealing, obligation of good faith, and obligation of good faith and fair dealing, whether or not in connection with or related to the loan papers and this Plan, at law or in equity, in contract in tort, or otherwise, known or unknown, suspected or unsuspected, are hereby preserved and retained for enforcement by and for the benefit of the Reorganized Debtors. It is the intent of the Debtors that this reservation of claims shall be as broad as permitted by applicable law and shall include all claims, whether or not disclosed in the Debtors' Schedules or any disclosure statement filed in these cases.

         10.2 AVOIDANCE ACTIONS. The Reorganized Debtors are appointed as the representative of the estate pursuant to ss.1123(b)(3) of the Bankruptcy Code to pursue the Litigation and shall be the only entity authorized to pursue actions to recover preferences, fraudulent conveyances, and all other avoidance actions under Chapter 5 of the Bankruptcy Code. Unless the Reorganized Debtors consent in writing, or unless otherwise ordered by the Bankruptcy Court, no other party shall have the right or obligation to pursue any such actions. Any creditor determined to have received a transfer that is voidable pursuant to Sections 544, 547, 548, 549, and/or 550 of the Bankruptcy Code or any other applicable law shall be required to remit to the Reorganized Debtors the determined amount of the avoided transfer prior to receiving any distribution under the Plan.

                                   ARTICLE XI
                EFFECT OF CONFIRMATION, DISCHARGE, AND INJUNCTION

         11.1 VESTING OF PROPERTY. Except as otherwise provided in the Plan, Confirmation of the Plan shall vest all of the property of the Debtors into the Reorganized Debtors.

         11.2 PROPERTY FREE AND CLEAR. Except as otherwise provided in the Plan, all property dealt with by the Plan shall be free and clear of all claims, Liens and interests of any party as of the Confirmation of the Plan. This Plan will evidence the release of any and all Liens or encumbrances against all property dealt with by the Plan, unless such Lien or encumbrance is specifically retained in the Plan.

         11.3 LEGAL BINDING EFFECT; DISCHARGE OF CLAIMS AND INTERESTS. The provisions of this Plan shall: (i) bind all Claimants and Interest holders, whether or not they accept this Plan, and (ii) discharge the Debtors, jointly and severally, from all Claims, claims, debts and liabilities that arose before the Petition Date, and from any Claims, claims, debts and liabilities, including, without limitation, any Claims, claims, debts and liabilities of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, that arose, or has been asserted against, the Debtors, jointly or severally, at any time before the entry of the Confirmation Order or that arises from any pre-Confirmation conduct of the Debtors, jointly or severally, whether or not the Claims, claims, debts and liabilities are known or knowable by the Claimant or Interest holder.

         11.4 EFFECT ON THIRD PARTIES. Except as otherwise expressly provided in this Plan, nothing contained in the Plan or in the documents to be executed in connection with the Plan shall affect any Creditors' rights as to any third party.

         11.5 RELEASE AND DISCHARGE OF CLAIMS AND INTERESTS. Except as otherwise provided by the Plan, the consideration distributed under the Plan shall be in complete satisfaction, release and discharge of the Debtors and their assets from all Claims of any Creditor, including Claims arising prior to the Confirmation Date. Provided, however, that, with respect to the United States, nothing in this paragraph, or in paragraph 11.6, shall be construed to enlarge the discharge beyond what is provided in 11 U.S.C. ss.1141(d)(1).

         11.6 PERMANENT INJUNCTION. Except as otherwise expressly provided in, or permitted under, this Plan, the Confirmation Order shall provide, among other things, that all Creditors and persons who have held, hold or may hold Claims or Interests that existed prior to the entry of the Confirmation Order, are permanently enjoined on and after the Effective Date against the: (i) commencement or continuation of any judicial, administrative, or other action or proceeding against any Debtor or the Reorganized Debtors or any of their non-debtor affiliates or subsidiaries on account of Claims against or Interests in the Debtors arising prior to the entry of the Confirmation Order; (ii) enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against any Debtor or the Reorganized Debtors or any of their non-debtor affiliates or subsidiaries, or any assets or property of same with respect to Claims arising prior to the entry of the Confirmation Order; or (iii) creation, perfection or enforcement of any encumbrance of any kind against any Debtor or the Reorganized Debtors or any of their non-debtor affiliates or subsidiaries arising from a Claim arising prior to the entry of the Confirmation Order. This provision does not enjoin the prosecution of any Claims that arise on or after the entry of the Confirmation Order nor does it enjoin the determination of the Allowed Amount of any Claims that arose prior to the entry of the Confirmation Order by the Bankruptcy Court. Provided, however, that notwithstanding the above, the prohibitions in this Paragraph shall not apply to any action undertaken by or on behalf of the United States, or any of its agencies and departments, against non-debtor affiliates or subsidiaries of any Debtor or the Reorganized Debtors.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1 REQUEST FOR RELIEF UNDER SECTION 1129(B). In the event any Impaired Class of Claims or Interests shall fail to accept this Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Debtors request the Bankruptcy Court to confirm this Plan in accordance with the provisions of
Section 1129(b) of the Bankruptcy Code.

         12.2 MODIFICATION. The Debtors and the Commitee may jointly propose amendments or modifications of this Plan at any time prior to the Confirmation Date, with leave of the Bankruptcy Court, upon notice to appropriate parties if required under the Bankruptcy Code. After Confirmation, Debtors and the Committee may, with approval of the Bankruptcy Court, and so long as it does not materially or adversely affect the interests of Creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Confirmation Order, in such manner as may be necessary to carry out the purposes and effect of this Plan. The foregoing provisions of this Article XII do not limit the ability of any party to modify the Plan under 11 U.S.C. ss. 1127 and applicable rules.

         12.3 HEADINGS. All headings utilized in this Plan are for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.

         12.4 DUE AUTHORIZATION. Each and every Claimant and Interest holder who elects to participate in the distributions provided for herein warrants that such Claimant or Interest holder is authorized to accept, in consideration of such Claim against or Interest in the Debtors, the distributions provided for in this Plan and that there are not outstanding commitments, agreements, or understandings, expressed or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by such Claimant or Interest holder under this Plan.

         12.5 AUTHORIZATION OF CORPORATE ACTION. All matters and actions provided for under this Plan involving the corporate structure of the Debtors or Reorganized Debtors or corporate action to be taken by or required of any Debtor, the Reorganized Debtors, or their affiliates shall be deemed to have occurred and be effective as provided herein, and shall be deemed to be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any Debtor or the Reorganized Debtors. Specifically, all amendments to the Certificates of Incorporation and By-laws of any Debtor or the Reorganized Debtors pursuant to this Plan and all other corporate action on behalf of any Debtor or its affiliates or the Reorganized Debtors or its affiliates, as may be necessary to put into effect or carry out the terms and intent of this Plan and the Orders and decrees of the Bankruptcy Court entered in the Chapter 11 Case, may be effected, exercised and taken without further action by the directors or stockholders of any Debtor or the Reorganized Debtors, as applicable, with like effect as if effected, exercised and taken by unanimous action of the directors and stockholders of the Debtor or the Reorganized Debtors, as applicable, as contemplated by Section 303 of the Delaware General Corporation Law or any similar law.

         12.6 FURTHER ASSURANCES AND AUTHORIZATIONS. Any Debtor or its affiliates or the Reorganized Debtors or its affiliates, if and to the extent necessary, shall seek such orders, judgments, injunctions, and rulings that may be required to carry out further the intentions and purposes, and to give full effect to the provisions, of this Plan. All terms and provisions of this Plan shall be construed in favor of the Debtors.

         12.7 ADDITIONAL ACTS OR ACTIONS. The Debtors may, but shall not be obligated to, take any action or commit any act that any of them determine to be necessary to facilitate the consummation, implementation, effectuation and execution of this Plan.

         12.8 APPLICABLE LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the internal laws of the State of Tennessee without reference to the laws of other jurisdictions.

         12.9 NO INTEREST. Except as expressly stated in this Plan, or allowed by the Bankruptcy Court, no interest, penalty or late charge is to be Allowed on any Claim subsequent to the Filing Date.

         12.10 NO ATTORNEYS' FEES. No attorneys' fees will be paid with respect to any Claim, other than Claims of professionals employed by the Debtors or the Committee, except as specified herein or as allowed by a prior Order of the Bankruptcy Court.

         12.11 POST-CONFIRMATION ACTIONS. After Confirmation, the Reorganized Debtors may, with the approval of the Bankruptcy Court, and so long as it does not materially or adversely affect the interest of Creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Confirmation Order, in such manner as may be necessary to carry out the purposes and effect of the Plan.

         12.12 SETOFF. Except as specifically provided in the Plan, no Creditor shall retain any contractual or statutory right to set off any asset in which the Debtors or Reorganized Debtors have an interest in satisfaction of that Creditor's pre-petition Claim. Provided, however, that with respect to Claims of the United States, setoff rights are preserved to the full extent permitted by the Bankruptcy Code and federal law.

         12.13 NOTICE OF DEFAULT. In the event of any alleged default under the Plan, any Creditor or party-in-interest must give a written default notice to the Reorganized Debtors, with copies to counsel of record for the Reorganized Debtors, specifying the nature of the default. Upon receipt of the default notice, the Reorganized Debtors shall have ten (10) days to cure such default from the time of receipt of the default notice. If such default has not been cured within the applicable time period, the default may be brought to the attention of the Bankruptcy Court or any other court of competent jurisdiction.

         12.14 NOTICES. All notices, requests, elections or demands in connection with the Plan shall be in writing and shall be deemed to have been given when received or, if mailed, five (5) days after the date of mailing provided such writing shall have been sent by registered or certified mail, postage prepaid, return receipt requested.

         12.15 TERMINATION OF THE COMMITTEE. On the Effective Date, the Committee shall cease to exist and have no further status as parties in interest except for purposes of prosecuting any applications for Fee Claims and of participating in any appeal of the Confirmation Order, in which events such Committee shall cease to exist immediately after the resolution of such matters.

                                  ARTICLE XIII
                            RETENTION OF JURISDICTION

         The Bankruptcy Court shall retain exclusive jurisdiction over this Chapter 11 Case after Confirmation, notwithstanding Consummation or substantial consummation, for the following purposes:

                  (A) to consider and effect any modification of this Plan under Section 1127 of the Bankruptcy Code;

                  (B) to hear and determine all controversies, suits and disputes that arise in connection with the interpretation, implementation, effectuation, Consummation or enforcement of this Plan;

                  (C) to hear and determine all requests for compensation and/or reimbursement of expenses for the period commencing on the Petition Date through the Confirmation Date;

                  (D) to hear and determine all objections to Claims and Interests, and to determine the appropriate classification of any Claim or Interest, and other controversies, suits and disputes that may be pending at or initiated after the Confirmation Date, except as provided in the Confirmation Order;

                  (E) to hear and determine all claims that the Debtors, as debtors in possession qua trustee or their affiliates, or the Reorganized Debtors or their affiliates as the successors and designated representatives of the Debtors and the Estates, could assert under the Bankruptcy Code;

                  (F) to consider and act on such other matters consistent with this Plan as may be provided in the Confirmation Order;

                  (G) to make such orders as are necessary and appropriate to carry out and implement the provisions of this Plan;

                  (H) to approve the reasonableness of any payments made or to be made, within the meaning of Section 1129(a)(4) of the Bankruptcy Code;

                  (I)      to exercise the jurisdiction granted pursuant to
         Section 505(a) and (b) of the Bankruptcy Code to determine any and all federal, state, commonwealth, local and foreign tax liabilities of, and any and all refunds of such taxes paid by the Debtors;

                  (J) to determine any and all motions, applications, adversary proceedings and contested matters whether pending in the Chapter 11 Case as of the Effective Date or brought subsequently by the Reorganized Debtors.

         Nothing contained in this Article XIII shall be construed so as to limit the rights of Reorganized Debtors or their affiliates to commence or prosecute any claim in any court of competent jurisdiction.

         DATED: JANUARY __, 2003

                       AMERICAN HOMEPATIENT, INC., ON ITS BEHALF AND
                       ON BEHALF OF ALL THE JOINTLY ADMINISTERED DEBTORS



                       By:      Joseph F. Furlong, III
                                Chief Executive Officer



                       HANCE SCARBOROUGH WRIGHT
                       GINSBERG & BRUSILOW, LLP



                       By:
                                ------------------------------------------------
                                Frank J. Wright
                                C. Ashley Ellis

                                600 Signature Place
                                14755 Preston Road
                                Dallas, TX  75240
                                (972) 788-1600
                                (972) 702-0662 (fax)

                       ATTORNEYS FOR DEBTORS

                       MENDES & GONZALES, PLLC



                       By:
                                ------------------------------------------------
                                Robert J. Gonzales
                                Robert J. Mendes

                                120 30th Avenue North, Suite 1000
                                Nashville, TN  37203
                                (615) 846-8000
                                (615) 846-9000 (fax)

                       LOCAL COUNSEL FOR DEBTORS


                       WALLER LANSDEN DORTCH & DAVIS, PLLC


                       By:
                  --------------------------------------------------------------
                                David E. Lemke
                                Michael R. Paslay

                                511 Union Street, Suite 2100
                                P.O. Box 198966
                                Nashville, TN  37219-8966
                                (615) 244-6380
                                (615) 244-6804 (fax)

                       ATTORNEYS FOR THE OFFICIAL COMMITTEE
                         OF UNSECURED CREDITORS